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                              CERTIFICATE OF ELIMINATION

                                          OF

                             SERIES A PREFERRED STOCK OF

                            NORTHWEST AIRLINES CORPORATION

                              Pursuant to Section 151(g)
                      under the Delaware General Corporation Law

          Northwest Airlines Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "CORPORATION"),

     DOES HEREBY CERTIFY:

          FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth the proposed elimination of the Series A Preferred Stock, par value $.01 per share (the "SERIES A PREFERRED STOCK"), of the Corporation (for which a Certificate of Designation was originally filed with the Secretary of State of the State of Delaware on July 20, 1989) as set forth herein:

          RESOLVED, that no authorized shares of the Series A Preferred Stock of the Corporation are outstanding and none will be issued;

          RESOLVED, that a Certificate of Elimination be prepared, which shall have the effect when filed with the Secretary of State of the State of Delaware of eliminating from the Second Amended and Restated Certificate of Incorporation of the Corporation all matters set forth in the Certificate of Designations previously filed with respect to the Series A Preferred Stock of the Corporation, and that the appropriate officers of the Corporation be, and they hereby are, authorized to execute and file on behalf of the Corporation such Certificate of Elimination with the Secretary of State of the State of Delaware.

          SECOND: That none of the authorized shares of the Series A Preferred Stock of the Corporation are outstanding and none will be issued.

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                                                                          2

          THIRD: That in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to eliminate all matters set forth in the Certificate of Designations previously filed with respect to the Series A Preferred Stock of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Douglas M. Steenland, its Secretary, on this 31st day of January, 1998.

                                        NORTHWEST AIRLINES CORPORATION

                                        By: /s/ Douglas M. Steenland
                                           --------------------------------
                                           Name:  Douglas M. Steenland
                                           Title: Secretary